Exhibit 99.1

Tidewater to Present at the Cowen & Company 5th Annual Ultimate Energy Conference

NEW ORLEANS, November 23, 2015 –Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Cowen & Company 5th Annual Ultimate Energy Conference in New York, New York on Wednesday, December 2, 2015, at approximately 2:25 p.m. Eastern time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on December 2, 2015, at approximately 3:25 p.m. Eastern time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenter.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT:  Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE:  Tidewater Inc.

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